                                                                 EXHIBIT (a)(35)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  increased in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Five  Billion  (5,000,000,000)  shares  of  capital  stock.
Following  the  Reallocation,  the  Corporation  has the authority to issue Five
Billion (5,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock  that the  Corporation  was  authorized  to issue was Fifty
Million  Dollars  ($50,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

  SERIES                            NUMBER OF SHARES      AGGREGATE PAR VALUE

 Equity Income Fund                  1,825,000,000            $18,250,000
 Value Fund                            955,000,000              9,550,000
 Real Estate Fund                      120,000,000              1,200,000
 Small Cap Value Fund                  540,000,000              5,400,000
 Equity Index Fund                     500,000,000              5,000,000
 Mid Cap Value Fund                     45,000,000                450,000
 Large Company Value Fund              815,000,000              8,150,000
 NT Large Company Value Fund           100,000,000              1,000,000
 NT Mid Cap Value Fund                 100,000,000              1,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                    NUMBER OF
                                                    SHARES           AGGREGATE
    SERIES NAME                CLASS NAME           ALLOCATED        PAR VALUE
    -----------                ----------           ---------        ---------

 Equity Income Fund            Investor           1,360,000,000     $13,600,000
                               Institutional        125,000,000       1,250,000
                               R                     10,000,000         100,000
                               Advisor              300,000,000       3,000,000
                               C                     30,000,000         300,000

 Value Fund                    Investor             700,000,000      $7,000,000
                               Institutional        100,000,000       1,000,000
                               R                      5,000,000          50,000
                               Advisor              100,000,000       1,000,000
                               C                     10,000,000         100,000
                               A                     30,000,000         300,000
                               B                     10,000,000         100,000

 Real Estate Fund              Investor              70,000,000        $700,000
                               Institutional         20,000,000         200,000
                               Advisor               30,000,000         300,000

 Small Cap Value Fund          Investor             300,000,000      $3,000,000
                               Institutional        100,000,000       1,000,000
                               R                     10,000,000         100,000
                               Advisor              125,000,000       1,250,000
                               C                      5,000,000          50,000

 Equity Index Fund             Investor             100,000,000      $1,000,000
                               Institutional        400,000,000       4,000,000

 Mid Cap Value Fund            Investor              30,000,000        $300,000
                               Institutional          5,000,000          50,000
                               Advisor                5,000,000          50,000
                               R                      5,000,000          50,000

Large Company Value Fund       Investor             350,000,000      $3,500,000
                               Institutional        200,000,000       2,000,000
                               Advisor               75,000,000         750,000
                               C                     20,000,000         200,000
                               R                     10,000,000         100,000
                               A                    150,000,000       1,500,000
                               B                     10,000,000         100,000

NT Large Company Value Fund    Institutional        100,000,000      $1,000,000

NT Mid Cap Value Fund          Institutional        100,000,000      $1,000,000

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     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

 SERIES                                 NUMBER OF SHARES    AGGREGATE PAR VALUE
 ------                                 ----------------    -------------------

Equity Income Fund                       1,715,000,000           $17,150,000

Value Fund                                 955,000,000             9,550,000

Real Estate Fund                           185,000,000             1,850,000

Small Cap Value Fund                       540,000,000             5,400,000

Equity Index Fund                          475,000,000             4,750,000

Mid Cap Value Fund                          65,000,000               650,000

Large Company Value Fund                   965,000,000             9,650,000

NT Large Company Value Fund                 50,000,000             5,000,000

NT Mid Cap Value Fund                       50,000,000             5,000,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                  NUMBER OF
                                                  SHARES           AGGREGATE
    SERIES NAME             CLASS NAME            ALLOCATED        PAR VALUE
    -----------             ---------             ---------        ---------

Equity Income Fund          Investor            1,250,000,000      $12,500,000
                            Institutional         125,000,000        1,250,000
                            R                      10,000,000          100,000
                            Advisor               300,000,000        3,000,000
                            C                      30,000,000          300,000

Value Fund                  Investor              700,000,000       $7,000,000
                            Institutional         100,000,000        1,000,000
                            R                       5,000,000           50,000
                            Advisor               100,000,000        1,000,000
                            C                      10,000,000          100,000
                            A                      30,000,000          300,000
                            B                      10,000,000          100,000

Real Estate Fund            Investor              125,000,000       $1,250,000
                            Institutional          25,000,000          250,000
                            Advisor                35,000,000          350,000

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                                                   NUMBER OF
                                                   SHARES           AGGREGATE
    SERIES NAME               CLASS NAME           ALLOCATED        PAR VALUE
    -----------               ----------           ---------        ---------

Small Cap Value Fund          Investor             300,000,000      $3,000,000
                              Institutional        100,000,000       1,000,000
                              R                     10,000,000         100,000
                              Advisor              125,000,000       1,250,000
                              C                      5,000,000          50,000

Equity Index Fund             Investor             100,000,000      $1,000,000
                              Institutional        375,000,000       3,750,000

Mid Cap Value Fund            Investor              50,000,000      $  500,000
                              Institutional          5,000,000          50,000
                              Advisor                5,000,000          50,000
                              R                      5,000,000          50,000

Large Company Value Fund      Investor             500,000,000      $5,000,000
                              Institutional        200,000,000       2,000,000
                              Advisor               75,000,000         750,000
                              C                     20,000,000         200,000
                              R                     10,000,000         100,000
                              A                    150,000,000       1,500,000
                              B                     10,000,000         100,000

NT Large Company Value Fund   Institutional         50,000,000        $500,000

NT Mid Cap Value Fund         Institutional         50,000,000        $500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

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     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 9th day of April, 2007.

ATTEST:                                   AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan                         /s/ David H. Reinmiller
------------------------------------      ----------------------------------------
Name:   Otis H. Cowan                     Name:   David H. Reinmiller
Title:  Assistant Secretary               Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  April 9, 2007

                                          /s/ David H. Reinmiller
                                          ---------------------------------------------
                                          David H. Reinmiller, Vice President

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